Exhibit 10.18

FORM OF LOCK-UP AGREEMENT

[●], 2021

HighCape Capital Acquisition Corp.

452 Fifth Avenue, 21st Floor

New York, New York 10018

Quantum-Si Incorporated

530 Old Whitfield Street

Guilford, Connecticut 06437

RE:      Lock-up Agreement (this “Agreement”)

Ladies and Gentlemen:

Reference is made to that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of February 18, 2021, by and among HighCape Capital Acquisition Corp., a Delaware corporation (the “Company”), Tenet Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of the Company, and Quantum-Si Incorporated, a Delaware corporation (“Quantum-Si”), pursuant to which holders of Quantum-Si capital stock will receive shares of Class A common stock, $0.0001 par value per share (“Common Stock”), and/or shares of Class B common stock, $0.0001 par value per share (“Class B Common Stock”), of the Company, upon and subject to the closing (the “Closing”) of the transactions contemplated thereby (the “Business Combination”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Business Combination Agreement.

In connection with the Business Combination, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Quantum-Si and the Company, the undersigned will not, for the period beginning on the date of this Agreement and ending on the earlier of:

(A)	180 days after the Closing; and

(B)	subsequent to the Closing, (x) if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading days commencing after the Closing or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their shares of Common Stock for cash, securities or other property

(the “Lock-up Period”), (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or distribute any shares of Common Stock or Class B Common Stock or any securities convertible into, exercisable for, exchangeable for or that represent the right to receive shares of Common Stock or Class B Common Stock, whether now owned or hereinafter acquired, (including, without limitation, shares of Quantum-Si capital stock) that are owned directly by the undersigned (including securities held as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (such securities, the “Restricted Securities”), or (2) engage in any hedging or other transaction with respect to Restricted Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Restricted Securities even if such Restricted Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Restricted Securities of the undersigned, or with respect to any security that includes, relates to, or derives any significant part of its value from such Restricted Securities.

The foregoing shall not apply to:

(A)               transfers of shares of Common Stock as a bona fide gift or gifts or to a trust, foundation or family partnership the beneficiaries of which are exclusively the undersigned, its members or equity holders or members of their respective immediate family, or by will or intestate succession upon the death of the undersigned;

(B)               if the undersigned is a corporation, partnership, limited liability company or other business entity, distributions of shares of Common Stock to members, partners, managers or stockholders of the undersigned;

(C)               if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned to another corporation, partnership, limited liability company or other business entity so long as the transferee controls, is controlled by or is under common control with the undersigned and such transfer is not for value;

(D)               transactions relating to Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired by the undersigned in open market transactions after completion of the Business Combination;

(E)                any transfers made by the undersigned by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; and

(F)                any transfers to a charitable foundation controlled by the undersigned, its members or stockholders or any of their respective immediate family;

provided, that, in the case of any transfer or distribution pursuant to clause (A), (B), (C), (E) or (F), each donee, distributee or transferee, as applicable, shall execute and deliver to the Company and Quantum-Si a lock-up letter in the form of this Agreement; and provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B), (C), (D), or (F) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement reporting a reduction in beneficial ownership shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13G (or Schedule 13G/A) or Schedule 13F made after the expiration of the Lock-up Period referred to above). For purposes of this Agreement, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

 In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned hereby represents and warrants that it now has and, except as contemplated by this Agreement, will have good and marketable title to its Restricted Securities, free and clear of all liens, encumbrances, and claims that could impact the ability of the undersigned to comply with the foregoing restrictions. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Restricted Securities during the Lock-up Period.

Notwithstanding anything to the contrary contained herein, if the Business Combination Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the Closing, the undersigned shall be released from all obligations under this Agreement. The undersigned understands that the Company and Quantum-Si are proceeding with the Business Combination in reliance upon this Agreement.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

If an individual, please sign here:

Signature:

Print Name:

If a corporation, a limited partnership or other legal entity, please sign here:

Legal Name:

By:
Name:
Title:

[Signature Page to Lock-up Agreement]